Supplemental Financial & Operating Information FIRST QUARTER ENDED MARCH 31, 2019

CORPORATE OVERVIEW NYSE:SRC About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties. As of March 31, 2019, our diversified portfolio was comprised of 1,528 properties, including properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of approximately 28.6 million square feet, are leased to 256 tenants across 49 states and 32 industries. Corporate Headquarters Transfer Agent Investor Relations 2727 N. Harwood St. American Stock Transfer (972) 476-1903 Suite 300 & Trust Company, LLC InvestorRelations@ Dallas, Texas 75201 Phone: 866-703-9065 spiritrealty.com Phone: 972-476-1900 www.amstock.com www.spiritrealty.com Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 2

TABLE OF CONTENTS NYSE:SRC Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Investment and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 12 Same Store Performance 16 Occupancy and Renewals 17 Lease Structure and Expirations 18 Net Asset Value (NAV) Components 19 Analyst Coverage 20 Appendix: 21 Reporting Definitions and Explanations 22 Non-GAAP Reconciliations 26 Forward-Looking Statements and Risk Factors 27 Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 3

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data		
Total Real Estate Investments	$	5,259,521
Owned Properties		1,477
Properties Securing Mortgage Loans		51
Total Properties		**1,528**
Tenants		256
Tenant Industries		32
States		49
Weighted Average Remaining Lease Term (Years)		9.7
Occupancy		99.3%

Financial Ratios	
Adjusted Debt / Enterprise Value	36.9%
Adjusted Debt / Annualized Adjusted EBITDA*re*	5.2x
Adjusted Debt + Preferred / Annualized Adjusted EBITDA*re*	5.6x
Fixed Charge Coverage Ratio	4.2x
Unencumbered Assets / Unsecured Debt	2.5x

Corporate Liquidity		
Cash and Cash Equivalents	$	9,376
Availability under 2019 Credit Facility		593,500
Availability under A-2 Term Loans		400,000
Total	**$**	**1,002,876**

Capitalization		
Common Market Equity	$	3,431,724
Preferred Liquidation Value		172,500
Total Capitalization		3,604,224
Total Adjusted Debt		2,103,588
Enterprise Value		5,707,812
Outstanding Shares of Common Stock [1]		86,376,134

[1] Total outstanding shares as of March 31, 2019, less 0.4 million unvested restricted shares.

Top Ten Tenants as Percent of Contractual Rent


Church's Chicken 3.3%
Walgreens 3.2%
Home Depot 2.8%
Circle K 2.7%
CVS 2.4%
Life Time Fitness 2.3%
At Home 2.3%
C-Store (GPM) 2.2%
Ferguson Enterprises 1.6%
United Supermarkets 1.6%

Unencumbered Assets	Properties		Real Estate Investment
Retail	1,094	$	3,728,248
Industrial	21		247,646
Office	26		163,993
Other	4		89,742
Total	**1,145**	**$**	**4,229,629**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands (Unaudited) Three Months Ended March 31, NYSE:SRC 2019 2018 Revenues: Rental income (1) $ 104,067 $ 101,507 Interest income on loans receivable 986 995 Earned income from direct financing leases 396 465 Related party fee income 6,927 — Other income 217 572 Total revenues 112,593 103,539 Expenses: General and administrative 13,181 15,290 Property costs (including reimbursable) 5,154 5,551 Real estate acquisition costs 71 47 Interest 26,611 23,053 Depreciation and amortization 41,349 40,694 Impairments 3,692 3,497 Total expenses 90,058 88,132 Other income: Gain on debt extinguishment 8,783 21,583 Gain on disposition of assets 8,730 1,251 Preferred dividend income from SMTA 3,750 — Total other income 21,263 22,834 Income from continuing operations before income tax expense 43,798 38,241 Income tax expense (220) (163) Income from continuing operations 43,578 38,078 Loss from discontinued operations — (7,360) Net income 43,578 30,718 Dividends paid to preferred shareholders (2,588) (2,588) Net income attributable to common stockholders $ 40,990 $ 28,130 (1) Included in rental income for the three months ended March 31, 2019 is $0.9 million of bad debt expense. There was no bad debt expense included in continuing operations for the three months ended March 31, 2018. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 5

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO) $ in thousands, except per share amounts (Unaudited) Three Months Ended March 31, NYSE:SRC 2019 2018 Net income attributable to common stockholders $ 40,990 $ 28,130 Portfolio depreciation and amortization 41,207 61,976 Portfolio impairments 3,692 14,569 Gain (loss) on disposition of assets (8,730) 605 FFO attributable to common stockholders $ 77,159 $ 105,280 Gain on debt extinguishment (8,783) (21,328) Real estate acquisition costs 71 48 Transaction costs — 3,932 Non-cash interest expense 4,737 7,541 Accrued interest and fees on defaulted loans 285 556 Straight-line rent, net of related bad debt expense (2,907) (4,457) Other amortization and non-cash charges (325) (605) Non-cash compensation expense 3,578 4,366 AFFO attributable to common stockholders $ 73,815 $ 95,333 Dividends declared to common stockholders $ 54,257 $ 78,581 Net income per share of common stock Basic (1) $ 0.48 $ 0.31 Diluted (1) $ 0.48 $ 0.31 FFO per share of common stock Diluted (1) $ 0.90 $ 1.18 AFFO per share of common stock Diluted (1) $ 0.86 $ 1.07 Weighted average shares of common stock outstanding: Basic 85,497,093 88,975,391 Diluted 85,504,897 89,020,751 (1) For the three months ended March 31, 2019 and 2018, dividends paid to unvested restricted stockholders of $0.3 million and $0.4 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts. For both the three months ended March 31, 2019, and 2018, undistributed earnings allocated to unvested restricted stockholders of $0.1 million are deducted from FFO and AFFO attributable to common stockholders in the computation of per share amounts. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 6

CONSOLIDATED BALANCE SHEETS $ in thousands, except share and per share amounts March 31, 2019 December 31, 2018 AssetsNYSE:SRC Real estate investments: Land and improvements $ 1,645,060 $ 1,632,664 Buildings and improvements 3,159,235 3,125,053 Total real estate investments 4,804,295 4,757,717 Less: accumulated depreciation (636,780) (621,456) 4,167,515 4,136,261 Loans receivable, net 43,015 47,044 Intangible lease assets, net 291,095 294,463 Real estate assets under direct financing leases, net 20,320 20,289 Real estate assets held for sale, net 94,339 18,203 Net investments 4,616,284 4,516,260 Cash and cash equivalents 9,376 14,493 Deferred costs and other assets, net 124,085 156,428 Investment in Master Trust 2014 33,512 33,535 Preferred equity investment in SMTA 150,000 150,000 Goodwill 225,600 225,600 Total assets $ 5,158,857 $ 5,096,316 Liabilities and stockholders’ equity Liabilities: Revolving credit facilities 206,500 146,300 Term loans, net 413,905 419,560 Senior Unsecured Notes, net 295,882 295,767 Mortgages and notes payable, net 450,534 463,196 Convertible Notes, net 733,412 729,814 Total debt, net 2,100,233 2,054,637 Intangible lease liabilities, net 114,805 120,162 Accounts payable, accrued expenses and other liabilities 125,183 119,768 Total liabilities $ 2,340,221 $ 2,294,567 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding 166,177 166,177 at both March 31, 2019 and December 31, 2018 Common stock, $0.05 par value, 750,000,000 shares authorized: 86,811,786 and 85,787,355 shares issued and outstanding 4,341 4,289 at March 31, 2019 and December 31, 2018, respectively Capital in excess of common stock par value 5,031,829 4,995,697 Accumulated deficit (2,371,531) (2,357,255) Accumulated other comprehensive loss (12,180) (7,159) Total stockholders’ equity $ 2,818,636 $ 2,801,749 Total liabilities and stockholders’ equity $ 5,158,857 $ 5,096,316 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 7

CAPITALIZATION $ in thousands, except share and per share amounts Enterprise Value NYSE:SRC $5.7 Billion Capitalization & Enterprise Value $8,000 Common Shares Outstanding (1) 86,376,134 Common Share Price (2) $ 39.73 $6,000 Common Market Equity $ 3,431,724 Preferred Share Liquidation Value 172,500 $4,000 Total Capitalization $ 3,604,224 Total Adjusted Debt 2,103,588 Total Enterprise Value $ 5,707,812 $2,000 (1) Total outstanding shares as of March 31, 2019, less 0.4 million unvested restricted shares. (2) Share price as of March 29, 2019. $0 Liquidity Debt Type Fixed/Floating Rate Debt* Available Borrowing Capacity Secured 21% 2019 Credit Facility $ 593,500 Fixed 89% A-2 Term Loans 400,000 Floating 11% Cash & Cash Equivalents 9,376 Unsecured 79% Total Liquidity $ 1,002,876 * The Company entered into interest rate swap positions to manage its exposure to changes in interest rate on floating rate debt, resulting in an effective floating rate exposure of 11%. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 8

DEBT SUMMARY

$ in thousands

	Maturity Date	Debt Balance	% of Total Principal	Interest Rate [1]	Weighted Average Years to Maturity
Credit Facility					
2019 Credit Facility	March 31, 2023	$ 206,500	9.7%	3.616%	4.0
Unsecured Term Loan					
A-1 Term Loans	March 31, 2024	420,000	19.7%	3.750%	5.0
A-2 Term Loans [2]	March 31, 2022	—	—%	—%	3.0
Unamortized deferred financing costs		(6,095)			
Carrying amount		413,905			
Convertible Notes					
2.875% Notes due 2019 [2]	May 15, 2019	402,500	18.9%	2.875%	0.1
3.750% Notes due 2021	May 15, 2021	345,000	16.2%	3.750%	2.1
Unamortized net discount and deferred financing costs		(14,088)			
Carrying amount		733,412			
Master Trust 2013 [3]					
Series 2013-2 Class A Notes	December 20, 2023	166,681	7.8%	5.269%	4.7
Unamortized deferred financing costs		(3,988)			
Carrying amount		162,693			
Senior Unsecured Notes					
4.450% Notes due 2026	September 15, 2026	300,000	14.1%	4.450%	7.5
Unamortized net discount and deferred financing costs		(4,118)			
Carrying amount		295,882			
Mortgages Payable [3]					
6 CMBS loans on 100 properties	September 2022 - August 2031	263,651	12.4%	5.347%	4.4
4 related party mortgages on 6 properties	November 2025 - March 2028	27,148	1.2%	1.000%	9.0
Unamortized net premiums and deferred financing costs		(2,958)			
Carrying amount		287,841			
	Total Debt, net	**$ 2,100,233**		**3.952%**	**3.8**

	Principal Balance	% of Total Principal	Weighted Avg. Stated Int. Rate
Total Unsecured Debt	$ 1,674,000	78.5%	3.648%
Total Secured Debt [2]	457,480	21.5%	5.063%
Total Principal	**$ 2,131,480**	**100.0%**	**3.952%**

[1] The weighted average stated interest rate for the three months ended March 31, 2019, including the effect of the Company's interest rate swap positions, was 3.99%.

[2] The A-2 Term Loans have a delayed draw feature, which we expect to use to retire the 2.875% Convertible Notes upon their maturity in 2019. As of March 31, 2019, any used portion of the A-2 Term Loans would bear interest at LIBOR plus an applicable margin of 1.25% per annum. In addition, a ticking fee accrues on the unused portion of the commitments for the A-2 Term Loans at a rate of 0.20% until the earlier of July 12, 2019 and the termination of the commitments.

[3] A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 9

SENIOR UNSECURED NOTES COVENANT COMPLIANCE NYSE:SRC Covenant Requirement March 31, 2019 Total Debt to Total Assets < 60% 39.2% Total Secured Debt to Total Assets < 40% 8.4% Fixed Charge Coverage > 1.5x 4.5x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 2.7x Credit Ratings Standard & Poor's Rating Services BBB- (positive) Moody's Ratings Services (stable) Baa3 Fitch Ratings (positive) BBB- Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 10

Investment and Disposition Activity

$ in thousands

Investments

Q1 2019

	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	42.4%	3	15	$ 75,723	$ 5,608	240,147	7.41%	8.26%	15.3
Existing Tenants[3]	47.3%	3	7	84,538	5,658	635,112	6.69%	7.64%	14.3
Revenue Producing Capital Expenditures	10.3%	—	10	18,329	1,513	—	8.25%	—%	—
Total/Weighted Average	**100.0%**	**6**	**32**	**$ 178,590**	**$ 12,779**	**875,259**	**7.16%**	**7.93%**	**14.8**
By Asset Type:									
Retail [3]	81.5%	5	31	$ 145,596	$ 10,140	753,591	6.96%	7.68%	14.7
Other	18.5%	1	1	32,994	2,639	121,668	8.00%	8.88%	15.0
Total/Weighted Average	**100.0%**	**6**	**32**	**$ 178,590**	**$ 12,779**	**875,259**	**7.16%**	**7.93%**	**14.8**

Dispositions

Q1 2019

	% of R/E Investment	Number of Properties	Gross Investment	Gross Sales Price	Capitalization Rate [1]	Wtd. Avg. Remaining Lease Term (Yrs)
Occupied	97.6%	4	$ 31,148	$ 36,159	7.54%	10.5
Vacant	—%	2	—	—	—	—
Transferred to lender [2]	2.4%	1	750	10,368	—	—
Total/Weighted Average	**100.0%**	**7**	**$ 31,898**	**$ 46,527**	**7.54%**	**10.5**
By Asset Type:						
Retail	57.9%	5	$ 18,479	$ 23,159	6.38%	14.5
Industrial	2.4%	1	750	10,368	—	—
Office	39.7%	1	12,669	13,000	9.60%	3.2
Total/Weighted Average	**100.0%**	**7**	**$ 31,898**	**$ 46,527**	**7.54%**	**10.5**

[1] Capitalization rates are calculated based solely on income producing properties.
[2] The gross sales price for properties transferred to lender represents the net book value of the debt relieved at the time of transfer.
[3] Includes one land-only acquisition of $8.1 million.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 11

TENANT DIVERSIFICATION - TOP 100

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
1	Church's Chicken	170	243	3.3%
2	Walgreens	38	561	3.2%
3	Home Depot	7	821	2.8%
4	Circle K	77	232	2.7%
5	CVS	34	422	2.4%
6	Life Time Fitness	5	588	2.3%
7	At Home	11	1,347	2.3%
8	C-Store (GPM)	104	271	2.2%
9	Ferguson Enterprises	7	1,003	1.6%
10	United Supermarkets	15	686	1.6%
11	PetSmart	4	1,016	1.6%
12	BJ's Wholesale Club	4	475	1.5%
13	Sportsman's Warehouse	9	426	1.4%
14	Main Event	8	489	1.4%
15	C-Store	41	163	1.4%
16	Applebee's	22	120	1.4%
17	Advance Auto Parts	54	377	1.4%
18	LA Fitness	6	260	1.4%
19	Mister Car Wash	17	113	1.4%
20	Dollar General	57	594	1.4%
21	Tractor Supply	22	589	1.3%
22	IBM	2	395	1.3%
23	Regal Cinemas	8	357	1.3%
24	Red Lobster	27	184	1.3%
25	FedEx	4	429	1.3%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
26	Lowe's	6	806	1.2%
27	Alaska Club	5	305	1.1%
28	Emagine Theaters	8	452	1.1%
29	Kohl's	7	571	1.1%
30	CarMax	4	155	1.1%
31	Pep Boys	12	250	1.0%
32	Specialists in Urology	9	128	1.0%
33	AMC Theatres	4	226	1.0%
34	Camping World	6	295	0.9%
35	Rite Aid	12	158	0.9%
36	Studio Movie Grill	4	203	0.9%
37	Georgia Theatre	4	171	0.9%
38	Smokey Bones Barbecue & Grill	13	100	0.8%
39	C-Store	37	101	0.8%
40	Smart & Final	3	152	0.8%
41	Aaron's	26	266	0.8%
42	Flying J Travel Plaza	3	48	0.8%
43	CircusTrix	9	214	0.8%
44	South Carolina Oncology Associates	1	120	0.8%
45	C-Store	6	24	0.7%
46	Defined Fitness	5	205	0.7%
47	Zips Car Wash	13	48	0.7%
48	Residence Inn by Marriott	1	122	0.7%
49	J. Jill	1	390	0.7%
50	Chuck-A-Rama and Grub Steak	13	104	0.7%
Top 50 Tenants		**965**	**17,775**	**67.2%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 12

TENANT DIVERSIFICATION - TOP 100 (continued)

	Tenant Concept	Number of Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
51	Wal-Mart	5	370	0.6%
52	Office Depot	10	214	0.6%
53	Dave & Buster's	3	80	0.6%
54	Best Buy	4	188	0.6%
55	C-Store	12	43	0.6%
56	Sunny Delight	1	286	0.6%
57	Childcare Network	20	191	0.6%
58	Universal Tax Systems	1	101	0.5%
59	Curacao	1	103	0.5%
60	24 Hour Fitness	2	105	0.5%
61	Malibu Boats	2	303	0.5%
62	Taco Bueno	26	72	0.5%
63	Ladybird Academy	6	72	0.5%
64	American Lubefast	27	60	0.5%
65	Old Time Pottery	3	355	0.5%
66	Shooters World	2	80	0.5%
67	DOW Emergency	3	41	0.5%
68	Gold's Gym	3	118	0.5%
69	Academy Sports + Outdoors	4	241	0.5%
70	Crunch Fitness	4	163	0.5%
71	Southern Theatres	2	106	0.5%
72	Food City	3	130	0.4%
73	Topgolf	1	55	0.4%
74	C-Store	13	27	0.4%
75	Riverview 14 GDX	1	66	0.4%

	Tenant Concept	Number of Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
76	Davis-Standard	2	361	0.4%
77	KFC	14	40	0.4%
78	Hardee's	17	60	0.4%
79	C-Store	8	49	0.4%
80	Sonny's BBQ	8	48	0.4%
81	La-Z-Boy	3	72	0.3%
82	Staples	6	137	0.3%
83	Jo-Ann's	3	110	0.3%
84	Missoula Fresh Market	2	110	0.3%
85	Liberty Oilfield Services	2	85	0.3%
86	Taco Bell	9	20	0.3%
87	Clean Freak	5	22	0.3%
88	Accel International	2	270	0.3%
89	VASA Fitness	2	114	0.3%
90	In-Shape	2	62	0.3%
91	Childtime	9	73	0.3%
92	Dollar Tree	12	115	0.3%
93	Cinemark	1	54	0.3%
94	Winco Foods	1	82	0.3%
95	HOM Furniture	1	122	0.3%
96	Sonic Drive-In	14	24	0.3%
97	Hobby Lobby	1	141	0.3%
98	Brookshire Brothers	7	213	0.3%
99	III Forks	1	19	0.3%
100	C-Store	3	14	0.3%
Top 100 Tenants		**1,259**	**23,762**	**88.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 13

INDUSTRY DIVERSIFICATION Number of Total Square Percent of Industry Owned Feet Contractual Tenant Industry Category Properties (in thousands) Rent NYSE:SRC Convenience Stores Service 306 946 9.7% Health and Fitness Service 41 2,162 8.1% Restaurants - Quick Service Service 324 660 7.0% Drug Stores / Pharmacies Service 84 1,142 6.5% Restaurants - Casual Dining Service 115 837 6.4% Industry Concentration Movie Theatres Service 32 1,636 6.4% Percent of Contractual Rent Home Furnishings Retail 24 2,454 4.8% Grocery Retail 39 1,781 4.4% Home Improvement Retail 14 1,653 4.1% Specialty Retail Retail 62 1,682 4.1% Entertainment Service 24 946 3.8% Medical Office Service 36 621 3.8% Service 60.9% Professional Services Service 6 684 2.4% Manufacturing Industrial 12 1,768 2.4% Car Washes Service 35 183 2.4% Warehouse Club and Supercenters Retail 10 883 2.3% Automotive Service Service 54 419 2.0% Sporting Goods Retail 13 667 1.9% Building Materials Retail 9 1,064 1.8% Pet Supplies & Service Retail 5 1,030 1.7% Dollar Stores Retail 69 709 1.7% Retail Education Service 37 390 1.6% 33.7% Distribution Industrial 6 677 1.6% Automotive Dealers Retail 10 297 1.4% Other Other 7 364 1.4% Automotive Parts Retail 54 383 1.4% Other Industrial Discount Department Stores Retail 7 571 1.1% 1.4% 4.0% Office Supplies Retail 17 458 1.1% Apparel Retail 5 507 1.0% Travel Plaza Service 3 48 0.8% Consumer Electronics Retail 4 188 0.6% Discount Retailer Retail 3 188 0.3% Vacant 10 578 — Total 1,477 28,576 100.0% Tenant Industry determined using the NAICS code of the Tenant. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 14

PORTFOLIO DIVERSIFICATION NYSE:SRC KEY Northeast Midwest South West % of Contractual Rent Texas 12.2% Arizona 3.4% Minnesota 2.4% New Jersey 1.4% New Hampshire 1.3% Connecticut 0.9% Montana 0.5% U.S. V.I. 0.2% Florida 8.4% Michigan 3.2% North Carolina 2.4% Pennsylvania 1.4% Maryland 1.2% Iowa 0.8% Massachusetts 0.5% Wyoming 0.1% Georgia 6.4% Virginia 3.1% Indiana 1.9% Louisiana 1.4% Arkansas 1.2% North Dakota 0.7% Wisconsin 0.3% South Dakota 0.1% California 5.2% Missouri 2.9% New York 1.9% Mississippi 1.3% Idaho 1.1% Washington 0.7% Rhode Island 0.3% Delaware 0.1% Ohio 4.8% South Carolina 2.4% Kentucky 1.9% Utah 1.3% Nevada 1.1% Maine 0.5% West Virginia 0.3% Vermont * Illinois 3.9% Alabama 2.4% New Mexico 1.7% Alaska 1.3% Kansas 1.0% Oregon 0.5% Nebraska 0.2% Tennessee 3.8% Colorado 2.4% Oklahoma 1.6% * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 15

SAME STORE PERFORMANCE

$ in thousands

Same Store Results		
Number of Properties		1,327
Total Square Feet (in thousands)		21,529
March 2019	$	26,101
March 2018	$	25,637
Increase (in dollars)	$	464
Increase (percent)		1.8%

Same Store Pool Defined

We include all properties owned throughout the measurement period in both the current and prior year and exclude: multi-tenant properties, properties that were vacant, renewed or relet at any point during the measurement period, construction in progress, and properties where contractual rent was fully or partially reserved in either the current or prior measurement period.



Industry	Contractual Rent for the Month Ended March 31, 2019	2018	Net Change	% Change by Industry	% of Total Industry Contribution
Convenience Stores	$ 3,089	$ 3,036	$ 53	1.7 %	11.8%
Restaurants - Quick Service	2,206	2,159	47	2.2 %	8.5%
Drug Stores / Pharmacies	1,831	1,843	(12)	(0.7)%	7.0%
Restaurants - Casual Dining	1,777	1,759	18	1.0 %	6.8%
Health and Fitness	1,440	1,395	45	3.2 %	5.5%
Movie Theatres	1,232	1,204	28	2.3 %	4.7%
Medical Office	1,221	1,201	20	1.7 %	4.7%
Grocery	1,205	1,179	26	2.2 %	4.6%
Remaining Tenant Categories	12,100	11,861	239	2.0 %	46.4%
Total	**$ 26,101**	**$ 25,637**	**$ 464**	**1.8 %**	**100.0%**

Asset Type	Contractual Rent for the Month Ended March 31, 2019	2018	Net Change	% Change by Asset Type	% of Total Asset Type Contribution
Retail	$ 22,053	$ 21,748	$ 305	1.4%	84.5%
Industrial	2,353	2,246	107	4.8%	9.0%
Office	1,256	1,215	41	3.4%	4.8%
Other	439	428	11	2.6%	1.7%
Total	**$ 26,101**	**$ 25,637**	**$ 464**	**1.8%**	**100.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 16

OCCUPANCY AND RENEWALS $ in thousands NYSE:SRC By Property Change in Vacant Properties Occupied 1,467 Vacant Properties at December 31, 2018 5 Vacant 10 Additions 9 Total owned 1,477 Dispositions (3) Relets (1) Occupancy Rate 99.3% Vacant Properties at March 31, 2019 10 Occupancy Rates Post Spin-Off 99.6% 99.6% 99.7% 99.3% 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q2-18 Q3-18 Q4-18 Q1-19 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 17

LEASE STRUCTURE AND EXPIRATIONS $ in thousands NYSE:SRC Number of Total Owned Square Feet Contractual Rent Lease Expirations as a Percent of Contractual Rent Year Properties (in thousands) Annualized (1) Remainder of 2019 6 205 $ 2,295 Remainder of 2019 0.6% 2020 34 939 11,718 2020 3.0% 2021 82 2,280 28,214 2021 7.1% 2022 43 1,778 19,162 2022 4.8% 2023 112 3,919 38,716 2023 9.8% 2024 38 1,580 18,281 2024 4.6% 2025 36 1,328 16,896 2025 4.3% 2026 2026 79 1,686 23,140 5.8% 2027 8.3% 2027 112 2,225 32,672 2028 4.6% 2028 86 1,074 18,247 2029 and thereafter 47.1% 2029 and thereafter 839 10,984 186,545 Vacant 10 578 — Total owned 1,477 28,576 $ 395,886 properties Lease Escalations as a Percent of Contractual Rent (1) Contractual Rent multiplied by twelve. Annualized Cash Rents were $395.1 million as of (Excludes Multi-Tenant Properties) March 31, 2019. Based on Contractual Rent: 86% of our leases (excluding those on multi-tenant properties) Contractual Fixed Increases provide for periodic escalations, 67.2% Flat 39% of our leases are under master lease structures, 14.2% 91% of our tenants provide unit level and/or corporate financials, 55% of our tenants provide unit level financials, and CPI-Related 18.6% 2.7x is the weighted average unit level coverage for our reporting tenants. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 18

NET ASSET VALUE (NAV) COMPONENTS $ in thousands NYSE:SRC Contractual Number of Rent Owned Real Estate Portfolio Properties Annualized (1) Retail (2) 1,388 $ 334,490 Office 36 18,947 Industrial 25 24,588 Other 4 8,618 Leased Real Estate Properties Held For Sale, Net 14 9,243 Vacant Properties (3) 10 — Total Owned Real Estate Portfolio 1,477 $ 395,886 Other NAV Components Total Loans Receivable Principal Balance Outstanding: $ 41,112 Investment in Master Trust 2014 Principal Balance Outstanding: $ 33,512 Cash and Cash Equivalents $ 9,376 Restricted Cash 18,516 Contractual Rent % of Total Preferred Equity Investment in Spirit MTA REIT 150,000 Annualized (1) Contractual Rent Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 18,480 Top Ten Tenants $ 96,604 24.4% Top 100 Tenants $ 347,922 88.0% Total Other Tangible Assets Net Book Value: $ 196,372 (1) March Contractual Rent multiplied by twelve. (2) Total Debt Principal Balance Outstanding: $ 2,131,480 Includes four direct financing lease properties with a Real Estate Investment value of $20.3 million. Annualized Cash Rents include the tenants' current cash obligations of $1.6 million for the lease of these properties. Accounts Payable, Accrued Expenses (3) (4) Net Book Value: $ 125,183 Includes three properties that are held for sale with a net book value of and Other Tangible Liabilities $8.4 million. (4) Includes $56.2 million in dividends payable and $12.2 million of derivative liability related to a cash flow hedge. Preferred Shares Liquidation Value: $ 172,500 (5) Total outstanding shares as of March 31, 2019, less 0.4 million unvested restricted shares. Common Shares Outstanding (5) 86,376,134 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 19

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Securities	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Derek Johnston	derek.johnston@db.com	904.520.4973
	Shivani Sood	shivani.sood@db.com	212.250.4617
Green Street Advisors	Spenser Allaway	sallaway@greenst.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
	Nikita Bely	nikita.bely@jpmorgan.com	212.622.0695
Ladenburg Thalmann & Co.	John Massocca	jmassocca@ladenburg.com	212.409.2543
	Brandon Travis	btravis@ladenburg.com	212.409.2547
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Kevin Egan	kevin.egan@morganstanley.com	212.761.5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2538
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	440.715.2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	440.715.2653
Robert W. Baird	Richard J. Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	212.225.6906
	Nicholas Yulico	nicholas.yulico@scotiabank.com	212.225.6904
Suntrust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 20

APPENDIX 21

REPORTING DEFINITIONS AND EXPLANATIONS

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a measure of our performance.

AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other general and administrative costs associated with relocation of the Company's headquarters, transactions costs associated with our spin-off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases, costs associated with performing on a guarantee of a former tenant's debt, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above- and below-market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, bad debt expense and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs' AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure.

Adjusted EBITDA*re* represents EBITDA*re* adjusted for transaction costs, revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter, severance charges, real estate acquisition costs, and debt extinguishment gains (losses). We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (determined in accordance with GAAP) as a performance measure. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA*re* and Adjusted EBITDA*re* is included in the Appendix found at the end of this presentation.

Annualized Adjusted EBITDA*re* is calculated as Adjusted EBITDA*re* for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDA*re* and Annualized Adjusted EBITDA*re* may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA*re* is included in the Appendix found at the end of this presentation.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 22

REPORTING DEFINITIONS AND EXPLANATIONS

Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (computed in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation.

Adjusted Debt to Annualized Adjusted EBITDA*re* is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs.

2019 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2023, with an accordion feature providing for an additional $400.0 million of revolving borrowing capacity. The 2019 Credit Facility includes sublimits for letter of credit issuances, which reduce availability under the 2019 Credit Facility. The ability to borrow under the 2019 Credit Facility is subject to the ongoing compliance with customary financial covenants.

A-1 Term Loans refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $620.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment.

A-2 Term Loans refers to a $400.0 million unsecured delayed-draw term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment.

Annualized Cash Rents represents the annualized monthly Contractual Rent, less any rent reserved for, multiplied by twelve.

Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate.

CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk.

EBITDA*re* is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDA*re* is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDA*re* of unconsolidated real estate ventures.

Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 23

REPORTING DEFINITIONS AND EXPLANATIONS

Enterprise Value represents Total Market Capitalization less cash and cash equivalents and reserves on deposit with lenders as of the date indicated.

Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company's common stock as of the date indicated.

Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA*re* to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four.

GAAP are the Generally Accepted Accounting Principles in the United States.

Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs.

Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018.

Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease.

Master Trust 2013 Notes are net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform.

Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation.

Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date.

Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee.

Real Estate Investment represents the Gross Investment plus improvements less impairment charges.

Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026.

Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand.

Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated.

Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company's balance sheet as of the date indicated.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 24

REPORTING DEFINITIONS AND EXPLANATIONS UnencumberedNYSE:SRC Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample. Weighted Average Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Level Rent Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant's Contractual Rent. Tenants in the manufacturing industry are excluded from the calculation. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 25

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre	Q1 2019
Revolving credit facilities	$ 206,500
Term loans	413,905
Senior Unsecured Notes, net	295,882
Mortgages and notes payable, net	450,534
Convertible Notes, net	733,412
Total debt, net	**2,100,233**
Add / (less):	
Unamortized debt discount, net	12,027
Unamortized deferred financing costs	19,220
Cash and cash equivalents	(9,376)
Restricted cash balances held for the benefit of lenders	(18,516)
Total adjustments	**3,355**
Adjusted Debt	**2,103,588**
Preferred Stock at liquidation value	**172,500**
Adjusted Debt + Preferred Stock	**2,276,088**
Net income	**43,578**
Add / (less):	
Interest	26,611
Depreciation and amortization	41,349
Income tax expense	220
Realized gains on sales of real estate assets	(8,730)
Impairments on real estate assets	3,692
EBITDAre	**106,720**
Add / (less):	
Adjustments to revenue producing acquisitions and dispositions [1]	2,644
Real estate acquisition costs	71
Gain on debt extinguishment	(8,783)
Adjusted EBITDAre	**100,652**
Other adjustments for Annualized EBITDAre [2]	980
Annualized Adjusted EBITDAre [3]	**$ 406,528**
Adjusted Debt / Annualized Adjusted EBITDAre	**5.2x**
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	**5.6x**

(1) Revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions had occurred at the beginning of the quarter.

(2) Adjustments for which annualization would not be appropriate are composed of write-offs related to certain straight-line rent receivables and other compensation adjustments.

(3) Adjusted EBITDAre for the quarter, multiplied by four.

Fixed Charge Coverage Ratio (FCCR)	Q1 2019
Annualized Adjusted EBITDAre	$ 406,528
Interest expense	26,611
Less: Non-cash interest	(4,737)
Preferred Stock dividends	2,588
Fixed charges	**$ 24,462**
Annualized fixed charges	**$ 97,848**
FCCR	**4.2x**

Adjusted Debt to Enterprise Value	Q1 2019
Adjusted Debt	$ 2,103,588
Enterprise Value	$ 5,707,812
Adjusted Debt to Enterprise Value	**36.9%**

Unencumbered Assets to Unsecured Debt	Q1 2019
Unsecured debt:	
2019 Credit Facility	$ 206,500
A-1 Term Loans	420,000
Senior Unsecured Notes	300,000
Convertible Notes	747,500
Total Unsecured Debt	**$ 1,674,000**
Unencumbered Assets	**$ 4,229,629**
Unencumbered Assets / Unsecured Debt	**2.5x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 26

FORWARD-LOOKING STATEMENTS AND RISK FACTORS NYSE:SRCThe information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this supplemental report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact of Shopko's bankruptcy filing on SMTA; the impact of SMTA's board of trustees' decision to accelerate its strategic plan, including Spirit's ability to collect amounts to which it is contractually entitled under the Asset Management Agreement or SMTA Preferred Stock upon a resolution of SMTA and/or a termination of the Asset Management Agreement; Spirit's ability to perform as an external manager for SMTA; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q1 2019 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2019 27